UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VERSO CORPORATION

(Name of Registrant as Specified In Its Charter)

  Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains the following communication, which was distributed by Verso Corporation on January 21, 2020:

1.	Verso Press Release, dated January 21, 2020

Verso Urges Stockholders to Use the WHITE Proxy Card

to Vote “FOR” the Pixelle Transaction

and Vote “FOR” ALL Verso’s Director Nominees

ISS Recommends Stockholders Vote “FOR” the Pixelle Transaction

Atlas/Blue Wolf Rejects Verso’s Proxy Settlement Offers Under Pretense

MIAMISBURG, Ohio – Jan. 21, 2020 /PRNewswire/ -- Verso Corporation (NYSE: VRS) (“Verso” or the “Company”) today urged stockholders, in order to ensure that net cash proceeds of up to $282 million and not less than $225 million will be returned to stockholders from its pending sale of its Androscoggin and Stevens Point mills to Pixelle Specialty Solutions LLC (the "Pixelle Transaction"):

•	to use the Company’s WHITE Proxy Card;
•	to vote "FOR" the Pixelle Transaction; and
•	to vote “FOR” ALL seven of Verso's nominees.

On January 17, 2020, Institutional Shareholder Services ("ISS"), a leading independent proxy advisory service, issued a report in which it recommends that stockholders vote “FOR” the Pixelle Transaction, stating that the recommendation of the Pixelle Transaction demonstrates “the Board’s interest in and ability to improve shareholder value”1 and that “The [sale] process appears reasonably thorough and the transaction should benefit the company financially. Furthermore, the valuation looks attractive, the market reaction has been positive, and the company's use of proceeds seems reasonable. Therefore, a vote for the asset sale is warranted.”2 The Company expects that, subject to stockholder approval being received at the annual meeting scheduled for January 31, 2020 (the “Annual Meeting”), the Pixelle Transaction will be consummated in early February 2020.

On January 18, 2020, in an effort to mitigate the Atlas/Blue Wolf proxy contest expenses and to secure stockholder approval of the Pixelle Transaction, the Verso Board proposed to withdraw the nominations of Jay Shuster and Steven D. Scheiwe and to nominate Atlas/Blue Wolf’s nominees, Sean T. Erwin and Jeffrey E. Kirt. In return, Verso requested that Atlas/Blue Wolf withdraw the nomination of Timothy Lowe, consistent with ISS’s recommendation to “WITHHOLD” for Mr. Lowe, terminate all litigation and vote “FOR” the Pixelle Transaction.

On January 19, 2020, Atlas/Blue Wolf rejected Verso’s January 18, 2020, settlement proposal.

On January 20, 2020, Verso attempted once again to settle the Atlas/Blue Wolf proxy contest by reiterating its proposal to withdraw the nominations of Messrs. Shuster and Scheiwe and requested that Atlas/Blue Wolf withdraw the nomination of Mr. Lowe, terminate all litigation and vote “FOR” the Pixelle Transaction. In addition, Verso offered to pay certain fees and expenses incurred by Atlas/Blue Wolf, to expand the size of the Verso Board from seven to eight, and to fill the vacancy with a mutually agreed upon candidate. Atlas/Blue Wolf did not accept this proposal.

In rejecting the Company’s most recent settlement proposals, Atlas/Blue Wolf advised that it cannot vote in favor of the Pixelle Transaction until receipt of additional information. This is notwithstanding the fact that the Delaware Chancery Court declared on January 17, 2020, that Atlas/Blue Wolf’s affiliate, Lapetus Capital II LLC, had “not shown that the information publicly available in connection with the [Pixelle Transaction] omits information that is necessary, essential, and sufficient for its purpose.” Further, the Court determined that Atlas/Blue Wolf lacked any credible basis for its allegations that Verso omitted or misstated material information from Verso’s proxy materials. Accordingly, in light of the foregoing, coupled with Atlas/Blue Wolf’s actions over the last two years—during which Atlas/Blue Wolf made several attempts to obtain control of the Company without paying fair and adequate consideration to Verso stockholders—and its stated intent to “ABSTAIN” from vote on the Pixelle Transaction, the pretense that Atlas/Blue Wolf needs more information is not credible.

Verso stated that its concerns relating to the candidacy of Timothy Lowe, for whom ISS recommended “WITHHOLD3”, are multiple and relate, in part, from:

•	Mr. Lowe’s extensive history and affiliation with Atlas/Blue Wolf as the former Chair and Chief Executive Officer of its portfolio company, Twin Rivers LLC, a competitor of the Company;
•	Mr. Lowe’s actions as a representative of Atlas/Blue Wolf in connection with its failed 2018 merger negotiations with the Company during which he participated, with detrimental effect; and
•	The access Mr. Lowe may have to competitively sensitive information and the potential misuse of such information, if Mr. Lowe were to become a member of the Verso Board.

Verso does not believe that, even with formal corporate governance parameters, Mr. Lowe’s candidacy is in the best interests of stockholders.

Given Altas/Blue Wolf’s questionable motives in refusing to vote “FOR” the Pixelle Transaction and Mr. Lowe’s clearly defined conflicts, Verso urges its stockholders – in order to protect their investment in the Company and to benefit from the return of net cash proceeds from the Pixelle Transaction – to vote the WHITE proxy card, “FOR” the Pixelle Transaction and “FOR” ALL seven of the Verso’s director nominees.

PROTECT YOUR INVESTMENT:

VOTE THE WHITE PROXY CARD TODAY IN SUPPORT OF THE PIXELLE

TRANSACTION AND FOR VERSO’S DIRECTOR NOMINEES

Verso stockholders are reminded that their votes are extremely important, no matter how many or how few shares they own. The Verso Board advises all stockholders to simply discard the BLUE proxy card and any other proxy materials received from Atlas/Blue Wolf.

If you have questions or need assistance in voting your WHITE proxy card please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

(212) 929-5500

Or

Toll-Free (800) 322-2885

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of specialty and graphic papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or "Exchange Act." Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend" and other similar expressions. They include, for example, statements relating to our business and operating outlook; assessment of market conditions; and the growth potential of the industry in which we operate. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management's current beliefs, expectations and views with respect to future developments and their potential effects on us. Actual results could vary materially depending on risks and uncertainties that may affect us and our business. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the long-term structural decline and general softening of demand facing the paper industry; our exploration of strategic alternatives, including the possible sale or merger of our entire company or a material portion of our business and our ability to consummate any such strategic transactions, including the proposed sale of our Androscoggin Mill and Stevens Point Mill; the risk that the purchase agreement for the sale transaction would limit our ability to pursue other strategic alternatives to the sale transaction; the risk that the purchase agreement for the sale transaction might expose us to contingent liabilities; risks related to our ability to obtain stockholder approval for the sale transaction; the risk that the pending sale transaction could create unknown impacts on our future prospects; the risk that the amount of net proceeds that we would receive from the sale transaction is subject to uncertainties; the risk that stockholders are not guaranteed to receive any of the proceeds from the sale transaction; the risk that management could spend or invest the net proceeds from the sale transaction in ways against stockholders' wishes; the risk that some of our executive officers might have interests in the sale transaction that might be in addition to, or different from, stockholders' interests; the risk that our business following the sale transaction would be reduced and less diversified; the risk that we would be unable to compete with respect to certain specialty paper products for two years after the closing of the sale transaction; the risk that we may be unable to obtain governmental and regulatory approvals required for the sale transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the sale transaction; the risk that an event, change or other circumstances could give rise to the termination of the sale transaction; the risk that failure to consummate the sale transaction might materially and adversely affect our business, financial condition and results of operation; the risk that a condition to closing of the sale transaction may not be satisfied; the risk that we would be required to pay a termination fee or expense reimbursement if the purchase agreement for the sale transaction is terminated under specified circumstances, which might discourage third parties from submitting an alternative proposal; the timing to consummate the sale transaction; the risk that any announcement relating to the sale transaction could have adverse effects on the market price of our common stock; the risk of and the outcome of any pending or threatened litigation related to the sale transaction or the Annual Meeting; the risk of disruption from the sale transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; our adoption of a limited duration stockholder rights plan and its ability to delay or discourage a merger, tender offer or change of control; negative effects of a proxy contest and the actions of activist stockholders; developments in alternative media, which have and are expected to continue to adversely affect the demand for some of our key products, and the effectiveness of our responses to these developments; intense competition in the paper manufacturing industry; our dependence on a small number of customers for a significant portion of our business; any additional closure and other restructuring costs; our limited ability to control the pricing of our products or pass through increases in our costs to our customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; our ability to continue to execute and implement our strategic plan; our initiatives to improve our financial and operational performance and increase our growth and profitability; our future operational and financial performance; the effect that the election of Atlas/Blue Wolf's nominees to our board of directors will have on our execution of our long-term plan and long-term stockholder value; the future effect of our strategic plan on our probability, growth and stockholder return; and the potential risks and uncertainties described in Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations," Part II, Item 1A, "Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and "Risk Factors Relating to the Sale Proposal" of our definitive proxy statement filed with the SEC on December 30, 2019, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q. We assume no obligation to update any forward-looking statement made in this press release to stockholders to reflect subsequent events or circumstances or actual outcomes.

Additional Information and Where to Find It

In connection with the solicitation of proxies concerning the matters to be considered at the Annual Meeting, including the proposed sale transaction, the Company has filed a definitive proxy statement, WHITE proxy card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER MATERIALS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors may obtain copies of these documents free of charge at the SEC's website (www.sec.gov) and from the Company.

Participants in the Solicitation

The Company, its directors, executive officers and other persons related to the Company may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Annual Meeting, including the proposed sale transaction. Information about the directors and executive officers of the Company and their ownership of Company common stock is set forth in the definitive proxy statement for the Annual Meeting. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is also in the definitive proxy statement for the Annual Meeting and other relevant materials to be filed with the SEC when such materials become available.

[1]	Permission to use quotations neither sought nor obtained.

[2]	Permission to use quotations neither sought nor obtained.

[3]	Permission to use quotations neither sought nor obtained.

SOURCE Verso Corporation

For further information: Media Contact:

Kathi Rowzie

Vice President, Communications and Public Affairs

(937) 528-3700

kathi.rowzie@versoco.com

or

Steve Frankel / Nick Lamplough / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Contact:

(937) 528-3220

investor.relations@versoco.com

Additional Investor Contact:

Bob Marese

MacKenzie Partners, Inc.

212-929-5500